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                                                                     Exhibit 4.2

                                WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of March 12, 1996, among U.S.I. HOLDINGS CORPORATION (together with its successors and assigns, the "Company"), a Delaware corporation, and each of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("NML"), ALLSTATE INSURANCE COMPANY ("Allstate"), DILLON, READ & CO.INC. ("Dillon") and ORIX USA CORPORATION ("Orix") (NML, Allstate, Dillon and Orix are referred to herein as the "Purchasers").

                                    RECITALS:

     A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 5.

     B. The Board of Directors has authorized the issuance of an aggregate of 1,850,000 warrants (the "Warrants") of the Company, each Warrant representing the right to purchase, upon the, terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein, one (1) share of Voting Common Stock on the terms and subject to the conditions hereinafter set forth.

     C. The Company and the Purchasers have entered into the separate Senior Subordinated Note and Warrant Purchase Agreements (collectively, as may thereafter be amended from time to time, the "Note Purchase Agreement"), each dated as of even date herewith, pursuant to which the Company agreed to sell, and the Purchasers have agreed to purchase, $23,000,000 in aggregate principal amount of the Company's 10% Senior Subordinated Notes due January 30, 2001 (the "Subordinated Notes"), and the Warrants, for an aggregate consideration of $23,000,000 in cash.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.   FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

     1.1  Form of Warrant Certificates.

     The warrant certificates (individually, a "Warrant Certificate" and, collectively, the "Warrant Certificates") evidencing the Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Attachment A hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Voting Common Stock equal to the number of

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Warrants represented by such Warrant Certificate at a price per share equal to the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     1.2  Execution of Warrant Certificates; Registration Books.

          (a) Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, notwithstanding the fact that at the date of the execution of this Agreement any such individual was not such an officer.

          (b) Registration Books. The Company will keep or cause to be kept at its office at the address set forth in Section 6.8 or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

     1.3 Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or Stolen Warrant Certificates.

          (a) Transfer, Split Up, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or Transferee thereof to purchase a like number of shares of Voting Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b), whereupon the Company shall deliver promptly (and in any case within 5 Business Days after receipt of said Warrant Certificate or Warrant Certificates) to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

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          (b) Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and:

               (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Warrant Certificate is an Institutional Investor or a nominee of an Institutional Investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

               (ii) in the case of mutilation, upon surrender and cancellation thereof;

     the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

     1.4  Subsequent Issuance of Warrant Certificates.

     Subsequent to the original issuance, no Warrant Certificates shall be issued except:

          (a) Warrant Certificates issued upon any transfer, split up, combination or exchange of Warrants pursuant to Section 1.3(a);

          (b) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 1.3(b); and

          (c) Warrant Certificates issued pursuant to Section 2.4 upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

     1.5  Special Agreements of Warrant Certificate Holders.

     Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

          (a) the Warrant Certificates are transferable, subject to the provisions of the Warrantholders' Agreement, only on the registry books of the Company if surrendered at the office of the Company referred to in
     Section 1.2(b), duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

          (b) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

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2.   EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

     2.1  Exercise of Warrants.

     At any time and from time to time on or prior to the Expiration Date, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part, by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b), together with payment of the Purchase Price for each share of Voting Common Stock with respect to which the Warrants are then being exercised. Such Purchase Price shall be payable:

          (a) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company; or

          (b) to the extent that any holder of any Warrant Certificate surrenders with such Warrant Certificate any Subordinated Note then held by such holder and authorizes the Company to cancel, in whole or in part, the principal amount of such Subordinated Note then outstanding, such holder shall be deemed to have paid that portion of the Purchase Price equal to one hundred percent (100%) of such cancelled principal. At the time of the issuance of the shares of Voting Common Stock pursuant to the exercise of the Warrants of any holder, the Company shall pay all accrued interest on the principal amount of any Subordinated Note of such holder cancelled pursuant to this Section 2.1(b) up to but excluding the date of such issuance. The Company and you agree that a tender of the principal of any Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Notes, the Note Purchase Agreement, this Agreement and the Warrants, into Voting Common Stock.

     2.2  Net Exercise Price.

     In the event that any holder of Warrant Certificates delivers such Warrant Certificates to the Company and notifies the Company in writing that such holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificates and to satisfy its obligation to pay the Purchase Price in respect thereof by virtue of the provisions of this Section 2.2, such holder shall become entitled to receive, instead of the number of shares of Voting Common Stock such holder would have received had the Purchase Price been paid pursuant to Section 2.1(a) or Section 2.1(b), a number of shares of Voting Common Stock in respect of the exercise of such Warrants equal to the product of:

          (a) the number of shares of Voting Common Stock issuable upon such exercise of such Warrant Certificate (or, if only a portion of such Warrant Certificate is being exercised, issuable upon the exercise of such portion); multiplied by

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          (b) the quotient of:

               (i) the difference of:

                    (A) the Market Price per share of Common Stock at the time of such exercise; minus

                    (B) the Purchase Price per share of Voting Common Stock at the time of such exercise;

          divided by

               (ii) the Market Price per share of Common Stock at the time of such exercise.

The Company shall not be required to issue fractional shares by virtue of this
Section 2.2, but shall pay the exercising holder cash in lieu of such fractional share in accordance with Section 4.2. The Company and you agree that an exercise of any Warrants in accordance with this Section 2.2 shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Agreement and the Warrants, into Voting Common Stock.

     2.3  Issuance of Voting Common Stock.

     Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 3.3), the Company shall thereupon promptly (and in any case within 5 Business Days after the receipt of such Warrant Certificate) cause certificates representing the number of whole shares of Voting Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly (and in any case within 5 Business Days after the receipt of such Warrant Certificate) deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 4.2 to or upon the order of the registered holder of such Warrant Certificate.

     2.4  Unexercised Warrants.

     In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

     2.5  Cancellation and Destruction of Warrant Certificates.

     All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by

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the Company otherwise than upon the exercise thereof. For the avoidance of doubt, if the Company, any Subsidiary or any Affiliate shall hold at any time any Warrant Certificate, such Person will in no event have the right, or otherwise be entitled, to vote for any purpose under this Agreement, and such Warrant Certificate shall not be deemed outstanding for purposes of determining whether the holders of the requisite percentage of Warrant Certificates outstanding have approved or disapproved any particular action or undertaking hereunder.

3.   SPECIAL AGREEMENTS OF THE COMPANY.

     3.1  Reservation of Voting Common Stock.

     The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Voting Common Stock such number of shares of Voting Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all Securities convertible into, Voting Common Stock.

     3.2 Voting Common Stock To Be Duly Authorized and Issued, Fully Paid and Nonassessable.

     Upon payment of the aggregate Purchase Price, the Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Voting Common Stock delivered upon the exercise of any Warrants at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any lien created by, or arising out of actions of, the Company or any Subsidiary.

     3.3  Transfer Taxes.

     The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

          (a) each Warrant Certificate;

          (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or Section 2.4; and

          (c) each share of Voting Common Stock issued upon the exercise of any Warrant.

     The Company shall not, however, be required to:

          (i) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Voting Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender); or

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          (ii) issue or deliver any such certificates referred to in the foregoing clause (i) for shares of Voting Common Stock upon the exercise of any Warrant until any such tax referred to in the foregoing clause (i) shall have been paid.

     3.4  Voting Common Stock Record Date.

     Each Person in whose name any certificate for shares of Voting Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Voting Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made.

     3.5  Rights in Respect of Voting Common Stock.

     Except as otherwise set forth herein or in the Warrantholders' Agreement, prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Voting Common Stock may vote or the right to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company.

     3.6  Private Placement Number; CUSIP Number.

     The Company covenants and agrees to maintain a private placement number in respect of the Warrants and on or before the earlier of (i) the date of the first offer for sale of Voting Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act or (ii) 30 days after the first exercise of a Warrant (or as soon thereafter as practicable), CUSIP numbers in respect of the Common Stock from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

     3.7  Right of Action.

     All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     3.8  Survival.

     The agreements of the Company contained in this Section 3 shall survive the exercise of and the expiration of the Warrants.

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4.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; FRACTIONAL SHARES.

     4.1  Mechanical Adjustments.

     The number of shares of Voting Common Stock purchasable upon the exercise of each Warrant, and the Purchase Price, shall be subject to adjustment as follows:

          (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company shall:

               (i) pay a dividend in shares of Additional Common Stock or make a distribution in shares of Additional Common Stock;

               (ii) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

               (iii) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares;

     then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

               (A) the total number of outstanding shares of Common Stock immediately prior to such event; divided by

               (B) the total number of outstanding shares of Common Stock immediately after such event.

     An adjustment made pursuant to this Section 4.1(a) shall become effective on the effective date of such event.

          (b) Distributions of Property. In the event that the Company shall distribute to holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of stock (other than Common Stock referred to in, and covered by the application of, Section 4.1(c)) or evidences of its indebtedness or assets or Rights (excluding the Rights referred to in, and covered by the application of, Section 4.1 (c) and excluding regular cash dividends paid out of retained earnings), then in each case the Purchase Price in effect after the record date in respect of which such stock, indebtedness, assets or Rights were issued shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by the quotient of:

               (i) the difference of:

                    (A) the Market Price on such record date; minus

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                    (B) the quotient of (I) the then fair value (as determined in good faith and on a reasonable basis by the Board of Directors, whose determination, if so made, shall be conclusive) of the shares of stock or assets or evidences of indebtedness so distributed or of such Rights, divided by (II) the number of shares of Common Stock outstanding on the record date;

          divided by

               (ii) the Market Price on such record date.

     Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution.

          (c) Issuances of Additional Common Stock and Other Securities. In the event that the Company shall issue or sell shares of Additional Common Stock or Rights (excluding Excluded Securities) at a Consideration Per Share lower than the Market Price in effect on the date of such issuance or sale, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

               (i) the sum of:

                    (A) the number of shares of Common Stock outstanding
               immediately prior to such event; plus

                    (B) the quotient of (I) the Aggregate Consideration
               Receivable, divided by (II) the Market Price, in each case immediately prior to such event;

          divided by

               (ii) the sum of:

                    (A) the number of shares of Common Stock outstanding
               immediately prior to such event; plus

                    (B) the number of shares of Additional Common Stock so
               issued or sold (or then issuable pursuant to such Rights).

     In the event that the Company shall issue and sell shares of Common Stock or Rights for a consideration consisting, in whole or in part, of Property (including, without limitation, a Security) other than cash or its equivalent then in determining the "Aggregate Consideration Receivable," the Board of Directors shall determine, in good faith and on a reasonable basis, the fair value of such Property, and such determination, if so made, shall be binding upon all holders of Warrants.

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          (d) Consolidation; Merger; Sale; Reclassification. In the event that there shall be:

               (i) any consolidation of the Company with, or merger of the Company with or into, another company (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);

               (ii) any sale or conveyance to another company of the Property of the Company substantially as an entirety; or

               (iii) any reclassification of the Common Stock that results in the issuance of other Securities of the Company;

     then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, at the Purchase Price then in effect.

          (e) De Minimis Changes in Purchase Price. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Purchase Price at such time and by reason of this Section 4.1(e) are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1%) amount set forth in this Section 4.1(e) and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 4.1 (e) shall be given effect upon the exercise of any Warrants by any holder thereof for purposes of determining the Purchase Price thereof. All calculations shall be made to the nearest ten-thousandth of a dollar ($0.0001).

          (f) Adjustment of Number of Shares Issuable Pursuant to Warrants. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 4.1, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Voting Common Stock (calculated to the nearest one-hundredth (.01)) obtained by multiplying the number of shares of Voting Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:

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               (i) the Purchase Price in effect immediately prior to such adjustment,

     divided by

               (ii) the Purchase Price in effect immediately after such adjustment.

     All Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made to the Purchase Price hereunder, evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Voting Common Stock determined to be purchasable from time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Warrants irrespective of whether the Warrant Certificates theretofore and thereafter issued express the Purchase Price per share of Voting Common Stock and the number of shares of Voting Common Stock that were expressed upon the initial Warrant Certificates issued hereunder,

          (g) Miscellaneous.

               (i) Adjustments shall be made pursuant to this Section 4.1 successively whenever any of the events referred to in Section 4.1(a) through Section 4.1 (d), inclusive, shall occur.

               (ii) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in this Section 4.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Voting Common Stock or other Securities or Property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

               (iii) Shares of Common Stock owned by or held for the account of the Company or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 4.1, be deemed outstanding.

          (h) Expiration of Rights. Upon the expiration of any Rights, with respect to which an adjustment was required to be made pursuant to Section 4.1, without the full exercise thereof, the Purchase Price and the number of shares of Voting Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be the Purchase Price and the number of shares of Voting Common Stock, as would have been had, had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if;

               (i) the only shares of Common Stock issuable under such Rights were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

               (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the

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          aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights, whether or not exercised;

     provided that no such readjustment shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

          If, with respect to any of the Rights with respect to which an adjustment was required to be made pursuant to Section 4.1, there is an increase or decrease in the consideration payable to the Company in respect of the exercise thereof, or there is an increase or decrease in the number of shares of Common Stock issuable upon the exercise thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue and sale thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Rights which are outstanding at such time.

          (i) Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, each holder of Warrants shall become entitled to purchase any Securities of the Company other than shares of Voting Common Stock, the number or amount of such other Securities so purchasable and the purchase price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.1(a) through
     Section 4.1(d), inclusive, and all other relevant provisions of this
     Section 4.1 that are applicable to shares of Common Stock shall be applicable to such other Securities.

          (j) Notice of Adjustment. Whenever the number of shares of Voting Common Stock issuable upon the exercise of Warrants is adjusted or the Purchase Price in respect thereof is adjusted, as herein provided, the Company shall promptly (and in any case within 10 Business Days after the effective date of any such adjustment) give to each holder of Warrants notice of such adjustment or adjustments and shall promptly (and in any case within 10 Business Days after the effective date of such adjustment or adjustments) deliver to each holder of Warrants a certificate of the Company's chief financial officer setting forth:

               (i) the number of shares of Voting Common Stock issuable upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment;

               (ii) a brief statement of the facts requiring such adjustment;
          and

               (iii) the computation by which such adjustment was made.

     So long as any Warrant is outstanding, the Company shall, upon the written request of the Required Warrantholders, deliver to each holder of Warrants a certificate of the independent certified public accountants of the Company setting forth:

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

                    (A) the number of shares of Voting Common Stock issuable
               upon the exercise of each Warrant and the Purchase Price of such shares as of the end of such fiscal year;

                    (B) a brief statement of the facts requiring each adjustment required to be made in such fiscal year; and

                    (C) the computation by which each such adjustment was made;

     provided, that the Required Warrantholders may not make more than one (1) such request in any twelve (12) month period.

          (k) Notice of Certain Events. Whenever the Company shall publicly announce the authorization of any Notice Event, the Company shall, not less than 30 days prior to the record date with respect to such event (or, if no record date for the same shall be fixed, not less than 30 days prior to the occurrence of such Notice Event), give to each holder of Warrants, written notice of such event setting forth any change in the number of shares of Voting Common Stock the Company estimates will be issuable upon the exercise of such holder's Warrants, the estimated Purchase Price of such shares after any adjustment required to be made hereunder and a brief statement of the facts requiring such adjustment and the computation by which the Company expects such adjustment will be made. Notwithstanding the foregoing, no failure of the Company to give any such notice shall affect the validity of the action taken unless such failure was in bad faith.

     4.2  Fractional Shares.

     The Company shall not be required to issue fractional shares of Voting Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Voting Common Stock resulting therefrom, an amount of cash (computed to the nearest whole cent) equal to the product of:

          (a) the fractional amount of such share; times

          (b) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

     4.3  Additional Agreements of the Company.

     The Company covenants and agrees that:

          (a) The Company shall not, by amendment to its certificate of incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this
     Section 4 and in the taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

          (b) Before taking any action that would result in an adjustment to the then current Purchase Price to a price that would be below the then current par value of Voting Common Stock issuable upon exercise of any Warrant, the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Voting Common Stock upon payment of such Purchase Price as so adjusted.

5.   INTERPRETATION OF THIS AGREEMENT.

     5.1  Certain Defined Terms.

     For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

     Accreted Liquidation Preference -- means, with respect to any outstanding share of Preferred Stock of the Company, the remainder of

          (a) the accrued amount (calculated on an aggregate basis for each year or part thereof that such share is outstanding) equal to 10% per annum of the original stated issue price of such share minus

          (b) the lesser (calculated on an aggregate basis for each year or part thereof that such share is outstanding) of (i) the amount of cash dividends paid in respect of such share and (ii) 10% per annum of the original stated issue price of such share.

     Additional Common Stock -- means all shares (including treasury shares) of Common Stock issued or sold by the Company after the Closing Date, except shares of Voting Common Stock issued upon the exercise of any one or more Warrants.

     Affiliate -- means, at any time, a Person (other than a Purchaser or an affiliate of a Purchaser):

          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock; or

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially (owned or held by the Company or a Subsidiary;

at such time.

As used in this definition,

          Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement, this -- and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Aggregate Consideration Receivable -- means, in the case of a sale of shares of Additional Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of:

          (a) the aggregate amount paid to the Company for such Rights; plus

          (b) the aggregate consideration or premiums stated in such Rights payable for the shares of Additional Common Stock covered thereby;

in each case without deduction for any fees, expenses or underwriters' discounts.

     Allstate -- shall have the meaning specified in the introductory paragraph.

     Board of Directors -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     Business Day -- means a day other than a Saturday, a Sunday or a day on which banks in New York, New York, Chicago, Illinois or San Francisco, California are required by law to be, or are by custom, closed (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days).

     Capitalized Lease -- means, with respect to any Person, any lease with respect to which any obligation for rentals is or will or would be required to be capitalized on the balance sheet of such Person prepared in accordance with GAAP.

     Closing Date -- shall mean the "Closing Date" as defined in the Note Purchase Agreement.

     Closing Price -- means, if any Common Stock is then listed or admitted to trading on any national securities exchange or is designated as a national market system security by the National Association of Securities Dealers, Inc., on any date specified herein on a per share of Common Stock basis:

          (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading; and

          (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Common Stock on such date, or if there shall have been no trading on such date or if such Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the NASDAQ.

     Common Stock -- means and includes:

          (a) the Voting Common Stock;

          (b) the Nonvoting Common Stock; and

          (c) any other equity Securities of the Company which are (i) unlimited by their terms with respect to the receipt of dividends and/or (ii) unlimited by their terms with respect to the distribution of assets upon liquidation.

     In any determination in this Agreement of an aggregate amount of Common Stock, any Right included within the definition of Common Stock shall be included in such determination only as to the number of shares of Voting Common Stock, Nonvoting Common Stock or other equity Securities into which such Right would be convertible (whether or not at such time such Rights are so convertible in accordance with their terms).

     Company -- shall have the meaning specified in the introductory paragraph.

     Consideration Per Share -- means, with respect to shares of Common Stock or Rights, the quotient of:

          (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock or such Rights; divided by

          (b) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock covered by such Rights.

     Dillon -- shall have the meaning specified in the introductory paragraph.

     Excluded Securities -- means and includes:

          (a) shares of Common Stock or Rights issued in any of the transactions described in Section 4.1(a), Section 4.1(b) and Section 4.1(d), and in respect of which an adjustment has been made pursuant to such Sections, and any shares of Common Stock issued in respect of Rights for which an adjustment has been made under Section 4.1(c) or in respect of which no adjustment was required at the time of the issuance of such Rights under
     Section 4.1(c); and

          (b) shares of Voting Common Stock issuable upon exercise of the Warrants;

          (c) shares of Common Stock or Rights issued pursuant to a Permitted Management Issuance, provided that the aggregate number of Issuable Shares in respect thereof shall not at any time exceed 17% of all Issuable Shares;

          (d) shares of Common Stock acquired pursuant to the conversion provisions existing as of the Closing Date in respect of the Series A Preferred Stock, $.01 par value, the Series B Preferred Stock, $.01 par value, the Series C Preferred Stock, $.01 par value, the Series D Preferred Stock, $.01 par value, the Series E Preferred Stock, $.01 par value, the Series F Preferred Stock, $.01 par value, the Series G Preferred Stock, $.01 par value, the Series H Preferred Stock, $.01 par value and the Series I Non-Voting Preferred Stock, $.01 par value of the Company, in each case, to the extent, but only to the extent, that such shares of Preferred Stock were outstanding as of the Closing Date; and

          (e) shares of Preferred Stock (or the shares of Common Stock into which such Preferred Stock may be convertible in accordance with the terms thereof) issued by the Company after the Closing Date in connection with any acquisition by it of a corporation that is to become a Subsidiary or any Property constituting assets of an on-going business operation, provided that (i) such issuance relates solely to such acquisition, (ii) such acquisition is on an arm's-length basis and (iii) the consideration obtained by the Company in connection with the issuance of such Preferred Stock is, in the good faith opinion of the Company or the Board of Directors, equivalent to the Fair Value thereof.

     Expiration mate -- means, with respect to any Warrant, January 30, 2003.

     Fair Value -- means, with respect to any share of Common Stock and at any time of determination, the quotient of:

          (a) the sum of (i) the Valuation Amount determined by the Board of Directors in good faith at such time, plus (ii) to the extent not expressly included in the determination of "Valuation Amount," the aggregate exercise or conversion price of all Rights in existence and remaining unexercised on such date;

divided by

          (b) the total number of Issuable Shares outstanding at such time.

     GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     Initial Purchase Price -- means $4.45 per share of Voting Common Stock.

     Institutional Investor -- means (a) the Purchasers or any subsidiary, corporate or partnership affiliate or corporate or partnership nominee of any of the Purchasers or (b) any holder or beneficial owner of a Warrant Certificate that is a bank, trust company, savings and loan association, pension plan, investment company, insurance company, broker or dealer, or any other similar financial institution or entity regardless of legal form.

     Issuable Share -- means and includes at any time,

          (a) a share of issued and outstanding Common Stock, and

          (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time;

For purposes of this definition of "Issuable Share", a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time. Any Right included within the definition of Common Stock shall be included in this definition only as to the number of shares of Voting Common Stock, Nonvoting Common Stock or other equity Securities into which such Right would be convertible (whether or not at such time such Rights are so convertible in accordance with their terms). Issuable Share shall take into effect in respect of a Right any adjustment in respect thereof to reflect any stock dividend or split or reclassification, by subdivision, combination or otherwise, of the Common Stock, any other issuances of Additional Common Stock or Rights, any dividends of assets and any merger or consolidation of the Company.

     Market Price -- means, on a per share of Common Stock basis, if any Common Stock is then listed or admitted to trading on any national securities exchange or is designated as a national market system security by the National Association of Securities Dealers, Inc., as of any date of determination, the arithmetic mean of the daily Closing Prices of such Common Stock for the 20 consecutive trading days before such date of determination; provided that, if no Common Stock is then listed or admitted to trading on any national securities exchange or is designated as a national market system security by the National Association of Securities Dealers, Inc., then "Market Price" means the greater of:

          (a) $2.97, which represents the approximate book value of one share of Common Stock, as determined by the Company as of December 31, 1995 (assuming all outstanding shares of Preferred Stock as of such date are converted to Common Stock); and

          (b) the Fair Value of one share of Common Stock, as of the date of determination.

     NASDAQ -- means the National Association of Securities Dealers Automated Quotation System.

     NML -- shall have the meaning specified in the introductory paragraph.

     Nonvoting Common Stock - means and includes the Nonvoting Common Stock, par value $.01 per share, of the Company and any other Securities of the Company or any other Person that the holders of the Nonvoting Common Stock at any time shall have received, in lieu of or in addition to Nonvoting Common Stock, or that at any time shall have been issued in exchange for or in replacement of Nonvoting Common Stock or such additional Securities.

     Note Purchase Agreement -- shall have the meaning specified in Recital C of this Agreement.

     Notice Event -- means any of the following:

          (a) any event that would require an adjustment in the Purchase Price pursuant to Section 4.1;

          (b) any distribution of cash or other assets in respect of Common Stock; or

          (c) any dissolution, liquidation or winding-up of the Company.

     Orix -- shall have the meaning specified in the introductory paragraph.

     Permitted Management Issuances -- means the issuance by the Company after the Closing Date of Common Stock or Rights to management employees of the Company or any Subsidiary pursuant to, and in accordance with, the provisions of any stock option plan, management incentive plan, management compensation plan or other similar plan or any employment agreement approved, in each case, by the Board of Directors in good faith.

     Person -- means an individual, partnership, company, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Preferred Stock -- means, with respect to any company, capital stock of such company which shall be entitled to preference or priority over any other capital stock or other equity interest of such company in respect of either or both of the payment of dividends or the distribution of assets upon liquidation.

     Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     Purchase Price -- means, prior to any adjustment pursuant to Section 4.1 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time (in each case, rounded to the nearest whole cent).

     Purchasers -- shall have the meaning specified in the introductory paragraph.

     Required Warrantholders -- means, at any time, the holders of at least 65% of all Warrants outstanding (excluding any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate) at such time.

     Right -- means and includes:

          (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Common Stock;

          (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of Additional Common Stock (pursuant to a rights offering or otherwise);

          (c) any right to acquire Common Stock pursuant to the provisions of any Security convertible or exchangeable into Common Stock; and

          (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

     Securities Act -- means the Securities Act of 1933, as amended.

     Security -- shall have the meaning specified in section 2(1) of the Securities Act.

     Subordinated Notes -- shall have the meaning specified in Recital C of this Agreement.

     Subsidiary -- means, at any time, a company of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock of such company at such time.

     Transferee -- means any transferee (including any transferee of a transferee) registered on the books of the Company of all or any part of any Warrant Certificate originally issued to the Purchasers under this Agreement.

     Valuation Amount -- means, on any date, the fair market value of the Company and the Subsidiaries determined by the Board of Directors in good faith and upon a reasonable basis.

     Voting Common Stock- means and includes the voting Common Stock, par value $.01 per share, of the Company and any other Securities of the Company or any other Person that the holders of the voting Common Stock at any time shall have received, in lieu of or in addition to voting Common Stock, or that at any time shall have been issued in exchange for or in replacement of voting Common Stock or such additional Securities.

     Voting Stock -- means capital stock of any class or classes of a company the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions) (irrespective of whether or not at any time of determination, stock of any class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

     Warrant -- shall have the meaning specified in Recital B.

     Warrant Certificate -- shall have the meaning specified in Section 1.1.

     Warrantholders' Agreement -- means the Warrantholders' Agreement, dated as of the date hereof, among the Company, the Purchasers and the other holders of Common Stock and/or Rights that are parties thereto, as amended.

     5.2  Section Headings, etc.

     The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Attachments are to Attachments to this Agreement.

     5.3  Governing Law.

     THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.   MISCELLANEOUS.

     6.1  Expenses.

     Except as provided in Section 3.3, the Company agrees to pay, and save the Purchasers and any other holder of Warrant Certificates harmless against liability for the payment of,

          (a) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorney's fees and disbursements) arising in connection with the transactions herein contemplated, including, without limitation:

               (i) the cost, if any, of complying with Section 3.6; and

               (ii) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement, the Warrant Certificates or the Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or, by reason of the Purchasers' or any Transferee's having acquired any Warrant Certificate, including, without limitation, the reasonable fees and disbursements of special counsel engaged by the Purchasers or any other holders of Warrant Certificates and the costs and expenses incurred by such holders in any bankruptcy case involving the Company or any Subsidiary; and

          (b) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorney's fees and disbursements) arising in connection with any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement, the Warrant Certificates or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of special counsel engaged by the holders of Warrant Certificates in connection therewith).

The obligations of the Company under this Section 6.1 shall survive the transfer of any Warrant Certificate or portion thereof or interest therein by the Purchasers or any Transferee and the exercise or expiration of any Warrant.

     6.2  Amendment and Waiver.

     This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

          (a) in the case of Sections 1 through 6 (other than this Section 6.2), the written consent of the Required Warrantholders; and

          (b) in the case of this Section 6.2, the written consent of all holders of Warrants then outstanding;

provided, however, that:

          (i) no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number or kind of shares of Voting Common Stock that may be purchased upon exercise of each Warrant; and

          (ii) no change hastening the occurrence of the Expiration Date;

shall be effective as to the holder of any Warrant unless consented to in writing by such holder,

     6.3  Warrants Subject to Warrantholders' Agreement.

     The holders of the Warrants and the Company are subject in all respects to the terms of the Warrantholders' Agreement, the terms and provisions of which are incorporated herein, mutatis mutandis, as if set forth fully herein. By its acceptance of a Warrant, each holder of Warrants agrees to be bound by the provisions of the Warrantholders' Agreement to the extent applicable.

     6.4  No Rights or Liabilities as Stockholder.

     Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     6.5  Directly or Indirectly.

     Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     6.6  Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein and in the Note Purchase Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Purchasers of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchasers or Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or Transferee. Subject to the preceding sentence, this Agreement and the Warrant Certificates embody the entire agreement and understanding between the Purchasers and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

     6.7  Successors and Assigns.

     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     6.8  Notices.

     All communications hereunder or under the Subordinated Notes shall be in writing, shall be delivered by nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

          (a) if to any of the Purchasers, addressed to such Person at the address set forth on Annex 1 hereto or at such other address as such Person shall have specified to the Company in writing;

          (b) if to any other holder of any Warrant Certificate, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

          (c) if to the Company, addressed to it at:

              c/o Dillon, Read & Co. Inc.
              535 Madison Avenue
              New York, NY 10022
              Attention: Mr. James H. Laird

              Phone: (212) 906-7000
              Facsimile: (212) 593-0164

              with a copy to:

              Cahill Gordon & Reindel
              80 Pine Street
              New York, NY 10005
              Attention: Bart Friedman, Esq.

              Phone: (212) 701-3000
              Facsimile: (212) 269-5420

     or at such other address as the Company shall have specified to the holder of each Warrant Certificate in writing; provided that any such communication to the Company may also, at the option of the holder of any Warrant Certificate, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient.

     6.9  Satisfaction Requirement.

     If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to any holder or holders of Warrant Certificates, the determination of such satisfaction shall be made by the Purchasers or such holder or holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     6.10 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.11 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     6.12 Jurisdiction.

     THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, AS ANY PARTY HERETO MAY IN ITS SOLE DISCRETION ELECT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH SUCH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE NONEXCLUSIVE IN PERSONAM JURISDICTION OF EACH OF SUCH COURTS GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST SUCH PARTY AND IN RESPECT TO THE PROPERTY OF SUCH PARTY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY, AS APPLICABLE, AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT. EACH PARTY HERETO FURTHER AGREES THAT FINAL JUDGMENT (WHICH IS NOT SUBJECT TO APPEAL OR REVIEW) AGAINST IT IN ANY ACTION, SUIT OR PROCEEDING CONDUCTED REFERRED TO HEREIN SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL, OR SHALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING ACTIONS, SUITS OR PROCEEDINGS WITH RESPECT TO THE UNDERTAKINGS HEREIN OF ANY OTHER PARTY HERETO, OR ANY OTHER MATTER ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF WHATEVER JURISDICTION IN WHICH SUCH OTHER PARTY OR ITS PROPERTY MAY BE FOUND, OR TO AFFECT THE RIGHT TO SERVICE OF PROCESS IN ANY OTHER JURISDICTION IN ANY OTHER MANNER PERMITTED BY LAW.

     6.13 Expiration.

     All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date. The Company agrees to notify each holder of Warrants, not less than 90 days but not more than 150 days, prior to the Expiration Date, in writing, of the Expiration Date and that, on the Expiration Date, all Warrants remaining unexercised shall expire and all rights of holders of such Warrants shall terminate and cease.

     6.14 Specific Performance.

     It is hereby agreed and acknowledged that the remedies at law in respect of the failure by the Company to comply with any of the obligations herein imposed on it would be inadequate and that, in the event of any such failure, any aggrieved holder of Warrants will be irreparably damaged. Any such holder of Warrants shall, upon any finding by a court of competent jurisdiction that the Company has breached any such obligation, be entitled to injunctive relief, including specific performance, to enforce such obligation, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, neither the Company nor any holder of Warrants shall raise the defense that there is an adequate remedy at law.

  [Remainder of page intentionally left blank; next page is a signature page.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                            U.S.I. HOLDINGS CORPORATION


                                            By: /s/ John Addeo
                                               ---------------------------------
                                                Name: John Addeo
                                                Title: Executive Vice President



                                            THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY


                                            By: /s/ Gary A. Poliner
                                               ---------------------------------
                                                Name: Gary A. Poliner
                                                Title: Vice President


                                            ALLSTATE INSURANCE COMPANY


                                            By: /s/ Patrick A. McGivney
                                               ---------------------------------
                                                Name: Patrick A. McGivney


                                            By: /s/ Patricia W. Wilson
                                               ---------------------------------
                                                Name: Patricia W. Wilson
                                                      Authorized Signatories


                                            DILLON, READ & CO., INC.


                                            By: /s/ John G. Appel, III
                                               ---------------------------------
                                                Name: John G. Appel, III
                                                Title: Vice President

                                            ORIX USA CORPORATION


                                            By: /s/ Hiroyuki Miyauchi
                                               ---------------------------------
                                                Name: Hiroyuki Miyauchi
                                                Title: Senior Vice President